SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2002

MARSHALL & ILSLEY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 765-7801

Item 5. Other Events.

On June 17, 2002, Marshall & Ilsley Corporation announced that it had entered into a definitive agreement to acquire Mississippi Valley Bancshares, Inc. The agreement and plan of merger, the press release and the conference call presentation materials relating to the acquisition are attached hereto as exhibits and are incorporated herein by reference.

Item 7. Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger between Mississippi Valley Bancshares, Inc. and Marshall & Ilsley Corporation dated as of June 17, 2002.

99.1	Press Release dated June 17, 2002.

99.2	Presentation materials relating to Marshall & Ilsley Corporation’s acquisition of Mississippi Valley Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2002		MARSHALL & ILSLEY CORPORATION

	By:	/s/ RANDALL J. ERICKSON
Randall J. Erickson Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger between Mississippi Valley Bancshares, Inc. and Marshall & Ilsley Corporation dated as of June 17, 2002.

99.1	Press Release dated June 17, 2002.

99.2	Presentation materials relating to Marshall & Ilsley Corporation’s acquisition of Mississippi Valley Bancshares, Inc.

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